              As filed with the Securities and Exchange Commission
                              on December 20, 1996

                             Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                                 METRICOM, INC.
             (Exact name of registrant as specified in its charter)
                               -------------------
                  DELAWARE                           77-0294597
         (State of incorporation)      (I.R.S. Employer Identification No.)
                               -------------------

                              980 UNIVERSITY AVENUE
                        LOS GATOS, CALIFORNIA 95030-2375
                                 (408) 399-8200
          (Address and telephone number of Principal Executive Offices)

                   55,521 SHARES OF THE COMPANY'S COMMON STOCK
                            (Full title of the plan)

                               ROBERT P. DILWORTH
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 METRICOM, INC.
                              980 UNIVERSITY AVENUE
                        LOS GATOS, CALIFORNIA 95030-2375
                                 (408) 399-8200
            (Name, address, including zip codes and telephone number,
                    including area code of agent for service)
                              --------------------

                                   Copies to:
                            KENNETH L. GUERNSEY, ESQ.
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                          SAN FRANCISCO, CA 94111-3580

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
         Title of                   Amount                  Proposed maximum            Proposed maximum                Amount of
     securities to be               to be                    offering price                 aggregate                  registration
        registered                registered                  per share(1)              offering price(1)                  fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock
(par value $.001)                55,521 shares                  $12.1875                    $676,663                      $205.05
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of the average of the high and low sales price of Registrant's Common Stock on December 17, 1996 as reported on the Nasdaq
     National Market.

                                                                                                        Total Number of Pages:  8
                                                                                                        Exhibit Index at Page:  5


                                     PART II

             INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
  STATEMENTS ON FORM S-8 NOS. 33-47688, 33-63076, 33-63088, 33-81746, 33-95070,
                             333-09001 AND 333-09005

         The contents of the Registration Statements on Form S-8 Nos. 33-47688, 33-63076, 33-63088, 33-81746, 33-95070, 333-09001 and 333-09005 filed with the
Securities and Exchange Commission on May 5, 1992, May 21, 1993, May 21, 1993, July 20, 1994, July 27, 1995, July 26, 1996 and July 26, 1996, respectively, are incorporated by reference herein, with those changes set forth below.


ITEM 8.  EXHIBITS.


Exhibit No.         Description
-----------         -----------

   4.1 Registration Rights Agreement between the Registrant and the other parties named therein, dated June 23, 1986, as amended.(1)

   4.2              Specimen stock certificate.(1)

   4.3              Fifth Amendment to Registration Rights Agreement.(2)

   4.4              Sixth Amendment to Registration Rights Agreement.(2)

   5.1              Opinion of Cooley Godward LLP.

   23.1             Consent of Arthur Andersen LLP.

   23.2             Consent of Cooley Godward LLP.  Reference is made to
                    Exhibit 5.1.

   24.1 Power of Attorney. Reference is made to page 3 of this Registration Statement.

   99.1             Form of Stock Bonus Agreement

--------------------------------------------------------------------------------

(1) Filed as an exhibit to the Form S-1 Registration Statement (Registration No. 33-46050) on February 28, 1992, and incorporated herein by reference.

(2) Filed as an exhibit to the Company's Form 10-K for the year ended December 31, 1993, and incorporated herein by reference.




                                       2.

                                   SIGNATURES


         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Gatos, State of California, on December 17, 1996.

                                 METRICOM, INC.



                                 By   /s/ Robert P. Dilworth
                                 ----------------------------------------------
                                          Robert P. Dilworth
                                          President and Chief Executive Officer
                                          (Principal executive officer)



                                POWER OF ATTORNEY


         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert P. Dilworth and William D. Swain and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


         Signature                             Title                                    Date
         ---------                             -----                                    ----
  /s/ Robert P. Dilworth          President, Chief Executive Officer              December 17, 1996
--------------------------------  and Director (Principal Executive
      Robert P. Dilworth          Officer)


  /s/ William D. Swain            Chief Financial Officer and Secretary           December 17, 1996
--------------------------------  (Principal Financial and Accounting
      William D. Swain            Officer)








                                       3.

  /s/ Cornelius C. Bond, Jr.        Chairman of the Board     December 17, 1996
----------------------------
  Cornelius C. Bond, Jr.


  /s/ Robert S. Cline               Director                  December 17, 1996
----------------------------
  Robert S. Cline

                                    Director                  December __, 1996
----------------------------
  Justin L. Jaschke

                                    Director                  December __, 1996
----------------------------
  George W. Levert


 /s/ Donald Rumsfeld                Director                  December 17, 1996
----------------------------
  Donald Rumsfeld



----------------------------        Director                  December __, 1996
  Robert M. Smelick


  /s/ Jerry Yang                    Director                  December 17, 1996
----------------------------
  Jerry Yang






                                       4.

                                  EXHIBIT INDEX


Exhibit No.  Description
-----------  -----------

    4.1 Registration Rights Agreement between the Registrant and the other parties named therein, dated June 23, 1986, as amended.(1)

    4.2      Specimen stock certificate.(1)

    4.3      Fifth Amendment to Registration Rights Agreement.(2)

    4.4      Sixth Amendment to Registration Rights Agreement.(2)

    5.1      Opinion of Cooley Godward LLP.

    23.1     Consent of Arthur Andersen LLP.

    23.2     Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

    24.1 Power of Attorney. Reference is made to page 3 of this Registration Statement.

    99.1     Form of Stock Bonus Agreement
--------------------------------------------------------------------------------


(1) Filed as an exhibit to the Form S-1 Registration Statement (Registration No. 33-46050) on February 28, 1992, and incorporated herein by reference.

(2) Filed as an exhibit to the Company's Form 10-K for the year ended December 31, 1993, and incorporated herein by reference.


                                       5.